Exhibit 99.1

Abeona Therapeutics® Announces Appointment of Keith A. Goldan to its Board of Directors

CLEVELAND, April 7, 2026 – Abeona Therapeutics Inc. (Nasdaq: ABEO) today announced the appointment of Keith A. Goldan as a new independent member to its Board of Directors, effective as of April 1, 2026. Mr. Goldan will also serve as Chairman of Abeona’s Audit Committee. Mr. Goldan brings more than two decades of financial leadership experience across publicly traded commercial-stage biotechnology and specialty pharmaceutical companies. His appointment to the Board of Directors reflects Abeona’s continued focus on strengthening its leadership team to advance both strategic and financial objectives.

“On behalf of the Board, we are delighted to welcome Keith to Abeona,” said Michael Amoroso, Chairman of Abeona’s Board of Directors. “Keith’s deep experience in capital markets, corporate development, and operational scaling will be an invaluable voice as we continue to position Abeona for growth as a commercial-stage biotech company.”

Mr. Goldan is an accomplished financial leader, currently serving as Chief Financial Officer of Syndax Pharmaceuticals since 2022 where he has provided leadership through their first two product approvals and commercialization. Prior to his current role, Mr. Goldan served as Chief Financial Officer of Optinose, a publicly traded specialty pharmaceutical company, where he played a key role in building the infrastructure to support the successful US launch of its lead product. Prior to Optinose, he was Chief Financial Officer and Senior Vice President of Fibrocell, a publicly traded cell and gene therapy company.

Mr. Goldan also held Chief Financial Officer roles at NuPathe, PuriCore plc and Biosyn, and served in the financial leadership positions at ViroPharma and KPMG. Across these roles, he led finance, accounting, IT, HR and corporate development functions; successfully raised capital through multiple IPOs, capital market transactions and related financing vehicles; and executed several merger and acquisition transactions.

“I am excited to join the Board of Directors at Abeona at this important  time in the organization’s growth as commercial momentum continues to build for its first US launch,” said Mr. Goldan. “I look forward to partnering with the talented leadership team at Abeona to advance strategic priorities and drive value for patients and shareholders.”

About Abeona Therapeutics

Abeona Therapeutics Inc. is a commercial-stage biopharmaceutical company developing cell and gene therapies for serious diseases. Abeona’s ZEVASKYN® (prademagene zamikeracel) is the first and only autologous cell-based gene therapy for the treatment of wounds in adults and pediatric patients with recessive dystrophic epidermolysis bullosa (RDEB). The Company’s fully integrated cell and gene therapy cGMP manufacturing facility in Cleveland, Ohio serves as the manufacturing site for ZEVASKYN commercial production. The Company’s development portfolio features adeno-associated virus (AAV)-based gene therapies for ophthalmic diseases with high unmet medical need. Abeona’s novel, next-generation AAV capsids are being evaluated for a variety of devastating diseases. For more information, visit www.abeonatherapeutics.com.

ZEVASKYN®, Abeona Assist®, Abeona Therapeutics®, and their related logos are trademarks of Abeona Therapeutics Inc.

Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. We have attempted to identify forward-looking statements by such terminology as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “potential,” and similar words and expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to, our ability to successfully commercialize and market ZEVASKYN, including manufacturing sufficient batches of ZEVASKYN to meet demand; the therapeutic potential of ZEVASKYN; whether the unmet need and market opportunity for ZEVASKYN are consistent with the Company’s expectations; continued interest in our rare disease portfolio; our ability to enroll patients in clinical trials; the outcome of future meetings with and inspections by the FDA or other regulatory agencies, including those relating to preclinical programs and to the cGMP manufacturing of ZEVASKYN; the ability to achieve or obtain necessary regulatory approvals for our pre-clinical programs; the impact of any changes in the financial markets and global economic conditions, including those resulting from changes to U.S. trade policy, such as current or future tariffs; risks associated with data analysis and reporting; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise these forward-looking statements or to update them to reflect events or circumstances occurring after the date of this press release, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Contacts:

Investor and Media

Greg Gin
VP, Investor Relations and Corporate Communications
Abeona Therapeutics

ir@abeonatherapeutics.com

Investor

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com